SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): November 1, 2000


PAYSTAR COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Charter)


NEVADA                             333-93919                  86-0885565
(State or Other Jurisdiction     (Commission               (IRS Employer
of Incorporation)                 File Number)              Identification No.)


1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA         95240
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:  (209) 339-0484

Item 5.  Other Events

     On November 1, 2000, Brian McClure resigned as a director of the Company and the number of directors was reduced to two persons.

     On December 1, 2000, Jeff McKay resigned as the president and chief executive officer of the Company. He also resigned as president and director of U.S. Cash Exchange, Inc., a wholly owned subsidiary of the Company, and he also resigned as the president of PayStar Communications, Inc., another wholly owned subsidiary of the Company. On December 1, 2000, the Company and Mr. McKay mutually agreed to terminate his employment agreement and the parties entered into a six month consulting agreement with a monthly consulting fee of $15,000.

     On November December 4, 2000, the Company adopted new bylaws.

Item 7.  Exhibits
     The exhibits set forth in the following index of exhibits are filed as a part of this current report.

     Exhibit No.     Description of ExhibitLocation

     3.2             By-Laws of the Company currently in effectAttached


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PayStar Communications Corporation


Date: December 28, 2000               By /s/ William D. Yotty
                                             William D. Yotty, Chairman


Date: December 28, 2000             By /s/ Harry T. Martin
                                             Harry T. Martin, Chief Financial
                                              Officer and Principal Accounting
                                              Officer